                                                                   Exhibit 10.14


                             TAX SHARING AGREEMENT


     TAX SHARING AGREEMENT, dated as of December ___, 1998, among Host Marriott Corporation, a Delaware corporation, and any successor thereto ("Host Marriott"), Crestline Capital Corporation, a Maryland corporation, as successor by merger to Crestline Capital Corporation, a Delaware corporation, and any successor thereto ("Crestline"), Host Marriott L.P., a Delaware limited partnership, and any successor thereto (the "Operating Partnership"), and their respective direct and indirect subsidiaries and affiliates. References herein to a "party" (or "parties") to this Agreement shall refer to Host Marriott, Crestline, the Operating Partnership and where appropriate and the context so requires, their direct and indirect subsidiaries and affiliates.

     WHEREAS, Host Marriott and its subsidiaries, including Crestline, have joined in filing consolidated federal Tax Returns and certain consolidated, combined or unitary state, local or foreign Tax Returns;

     WHEREAS, on June 21, 1997, the predecessor to Crestline purchased all of the stock of Forum Group, Inc. ("Forum") from Marriott Senior Living Services, Inc. ("Services"), a subsidiary of Marriott International, Inc. ("MII"), and in connection therewith, Host Marriott, MII, Services, the predecessor to Crestline, and Forum and its subsidiaries entered into a Tax Matters Agreement dated as of June 21, 1997 (the "Forum Tax Matters Agreement"), providing for allocations of and indemnifications with respect to certain liabilities for Taxes of Forum and its subsidiaries;

     WHEREAS, Host Marriott and Crestline have entered into that certain Distribution Agreement, dated as of ______________, 1998 (the "Distribution Agreement"), pursuant to which Host Marriott will distribute approximately 82% of the outstanding common stock in Crestline on a pro rata basis to Host Marriott's stockholders (the "Distribution");

     WHEREAS, pursuant to the Distribution, Crestline and its subsidiaries (including Forum and its subsidiaries) will leave the Pre-Distribution Group (as defined below); and

     WHEREAS, the parties hereto wish to provide for (i) allocations of, and indemnifications against, certain liabilities for Taxes, including Income Taxes and Other Taxes, (ii) the preparation and filing of Tax Returns on a basis consistent with prior practice and the payment of Taxes with respect thereto, and (iii) certain related matters;

     NOW THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

1.   DEFINITIONS.

     When used herein the following terms shall have the following meanings:

     "Affiliate" -- with respect to any corporation, partnership, limited liability company or other entity (the "given entity"), (i) each person, corporation, partnership, limited liability company or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the given entity, provided that none of MII, Services, or any subsidiary of either shall be considered an Affiliate of Host Marriott (ii) each corporation, partnership, limited liability company or other entity in which the given entity owns, directly or indirectly, through one or more intermediaries, at least 50% of the value of all outstanding equity interests, (iii) any partnership or limited liability company in which the given entity is the sole general partner or the sole managing member, or
(iv) any successor of any of the above.   For purposes of this definition,
"control" means the possession, directly or indirectly, of (i) 50% or more of the voting power or value of outstanding voting interests, or (ii) the power to direct or cause the direction of the management of an entity, whether by contract or otherwise.

     "Affiliated Group" -- an affiliated group of corporations within the meaning of Code Section 1504(a) for the Taxable Period or, for purposes of any state income tax matters, any consolidated, combined or unitary group of corporations within the meaning of the corresponding provisions of tax law for the state in question.

     "Closing" -- the time at which the Distribution shall become effective on the Closing Date, which will be 9:00 AM on the Closing Date.

     "Closing Date" -- the date on which the Distribution is effected by Host Marriott, which will be the first business day immediately following the record date for the Distribution.

     "Code" -- the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the Taxable Year in question.

     "Combined Jurisdiction" -- for any Taxable Period, any state, local or foreign jurisdiction in which Host Marriott or a Host Marriott Affiliate is included in a consolidated, combined, unitary or similar return with Crestline or any Crestline Affiliate for state, local or foreign Tax purposes.

     "Crestline" -- as defined in the preamble to this Agreement.

     "Crestline Group" -- Crestline and each corporation that joins with Crestline in filing a consolidated federal income tax return for any Post-Closing Taxable Period. For purposes of this Agreement, the Crestline Group shall exist from the beginning of the day immediately after the Closing Date.

     "Crestline Member" -- a corporation that was a Pre-Distribution Member and becomes a member of the Crestline Group at the beginning of the day immediately after the Closing Date.

     "Distribution" -- as defined in the Preamble to this Agreement.

     "Distribution Agreement" -- as defined in the preamble to this Agreement.

     "Final Determination" -- (i) a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable;
(ii) a closing agreement or accepted offer in compromise under Code Sections 7121 or 7122, or comparable agreements under the laws of other jurisdictions;
(iii) any other final settlement with the IRS or other Taxing Authority; (iv) the receipt of any refund; or (v) the expiration of an applicable statute of limitations.

     "Fixed Asset Records" such records as detailed in Section 2(b) of this Agreement.

     "Forum"  as defined in the preamble to this Agreement.

     "Forum Acquisition Date"  June 21, 1997.

     "Forum Entity" or "Forum Entities" each or all of Forum and every Affiliate owned by Forum, including any subsidiaries of Forum.

     "Forum Tax Matters Agreement" as defined in the preamble to this Agreement.

     "Forum Taxes" any Taxes imposed upon or with respect to any Forum Entity for any Pre-Closing Taxable Period ending before, on or including the Forum Acquisition Date, excluding all Taxes allocable to Host Marriott or to the predecessor of Crestline under the terms of the Forum Tax Matters Agreement.

     "Forum Tax Return(s)" any Tax Returns required to be filed by or with respect to any Forum Entity for any Pre-Closing Taxable Period ending before, on or including the Forum Acquisition Date, excluding all Tax Returns for which Host Marriott or the predecessor of Crestline are responsible for preparing and filing under the terms of the Forum Tax Matters Agreement

     "Forum Tax Information" any information relating or pertaining to any Forum Entity for any Pre-Closing Taxable Period ending before, on or including the Forum Acquisition Date, but excluding (i) any such information in the possession of Host Marriott or any Affiliate of Host Marriott on or before the Closing Date, and (ii) any such information as may come into the possession of Host Marriott or any Affiliate of Host Marriott at any time after the Closing Date.

     "Host Marriott" -- as defined in the preamble to this Agreement.

     "Host Marriott Group" -- Host Marriott and each corporation that joins with Host Marriott in filing a consolidated federal income tax return for any Post-Closing Taxable Period. For purposes of this Agreement, the Host Marriott Group shall exist from the beginning of the day immediately after the Closing Date.

     "Host Marriott Member" -- a corporation that was immediately before the Distribution a Pre-Distribution Member and is a member of the Host Marriott Group at the beginning of the day immediately after the Closing Date.

     "Income Tax(es) -- with respect to any entity, any and all taxes based upon or measured by net income, gross income, gross receipts, alternative minimum taxable income or equity, regardless of whether denominated as an "income tax," a "franchise tax," an "equity-based franchise tax" or otherwise, imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding or otherwise, together with any interest and any penalty, addition to tax or additional amount.

     "Income Tax Attribute" any deduction, loss, adjustment, or other tax item or attribute, other than an Income Tax Credit, that can be used by a taxpayer to reduce its taxable income for purposes of determining its Income Tax liability (assuming for these purposes that the taxpayer has sufficient taxable income to fully utilize the deduction, loss or other tax attribute).

     "Income Tax Credit" any credit, including without limitation any investment tax credit, foreign tax credit, targeted jobs credit, research and development credit, alternative minimum tax credit, or other credit, that can be used by a taxpayer to reduce its Income Tax liability (assuming for these purposes that the taxpayer has sufficient liability for Income Taxes to fully utilize the credits).

     "Information Return(s)" -- with respect to any entity, any and all reports, returns, declarations or other filings (other than Tax Returns) required to be supplied to any Tax Authority.

     "IRS" -- the Internal Revenue Service.

     "MII"  as defined in the preamble to this Agreement.

     "Operating Partnership"  as defined in the preamble to this Agreement.

     "Other Tax(es)" -- with respect to any entity, any license, business privilege, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including under Code Section 59A), customs duties, franchise, social security, unemployment, disability, real property, personal property, intangibles, sales, use, transfer, registration, value added, add-on minimum, or other tax of any kind whatsoever, whether any such tax is imposed directly or through withholding or otherwise, together with any interest and any penalty, addition to tax or additional amount, provided, however, that the term "Other Tax(es)" shall not include Income Tax(es).

     "Overdue Rate" -- a rate of interest per annum that equals the prime rate, as reported in the Wall Street Journal for the period in which the Overdue Rate is applicable, plus 2.00%.

     "Post-Closing Straddle Period" -- with respect to any Straddle Period, the period beginning on the day immediately after the Closing Date and ending on the last day of the Taxable Year in which the Closing Date occurs.

     "Post-Closing Taxable Period" -- a Taxable Year that begins on or after the day immediately after the Closing Date.

     "Pre-Closing Straddle Period" -- with respect to any Straddle Period, the period beginning on the first day of such Taxable Year and ending on the close of business on the Closing Date.

     "Pre-Closing Taxable Period" -- a Taxable Year that ends at or before the close of business on the Closing Date.

     "Pre-Distribution Affiliate" -- any Affiliate of any Pre-Distribution
Member.

     "Pre-Distribution Group" -- Host Marriott and each corporation that joined with Host Marriott in filing a consolidated federal income tax return for any Pre-Closing Taxable Period. For purposes of this Agreement, the Pre-Distribution Group shall terminate at the close of business on the Closing Date (except as otherwise provided in this Agreement).

     "Pre-Distribution Member" -- a corporation that was a member of the Pre-Distribution Group.

     "Related Transactions" -- those certain transactions in furtherance of Host Marriott's plan to become a real estate investment trust, as described in the Proxy Statement/Prospectus dated November [ ], 1998.

     "Representative" -- with respect to any person or entity, any of such person's or entity's directors, officers, employees, agents, consultants, accountants, attorneys and other advisors.

     "Services" --  as defined in the preamble to this Agreement.

     "Straddle Period" -- any Taxable Year beginning before and ending after the close of business on the Closing Date.

     "Tax(es)" -- collectively, Income Tax(es) and Other Tax(es).

     "Taxable Period" -- a Pre-Closing Taxable Period, a Post-Closing Taxable Period or a Straddle Period.

     "Taxable Year" -- a taxable year (which may be shorter than a full calendar or fiscal year), year of assessment or similar period with respect to which any Tax may be imposed.

     "Tax Benefit(s)" -- (i) in the case of an Income Tax Attribute, the amount of the Income Tax Attribute multiplied by the sum of the highest federal corporate Income Tax rate and highest applicable state corporate Income Tax rate, plus any interest received with respect to any related Tax refund or otherwise credited to the party that used the Income Tax Attribute; (ii) in the case of an Income Tax Credit, 100% of the amount of the Income Tax Credit, plus any interest received with respect to any related Tax refund or otherwise credited to the party that used the Income Tax Credit; and (iii) in the case of any Other Tax, the amount by which the Tax liability of a corporation or other entity is actually reduced for any Taxable Period, plus any interest received with respect to any related Tax refund or otherwise credited to such corporation or entity.

     "Taxing Authority" -- the IRS and any other domestic or foreign governmental authority responsible for the administration of any Tax.

     "Tax Practices" -- the most recently applied policies, procedures and practices employed by Host Marriott or the Pre-Distribution Group in the preparation and filing of, and positions taken on, any Tax Returns of Host Marriott or any Pre-Distribution Member or Pre-Distribution Affiliate for any Pre-Closing Taxable Period.

     "Tax Return(s)" -- all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed in connection with, the payments or refund of any Tax for any Taxable Period.

2.   OBLIGATIONS, RESPONSIBILITIES AND RIGHTS OF HOST MARRIOTT AND CRESTLINE.

     (a)  Preparation and Filing of Tax Returns

          (i)  By Host Marriott.  Except for any Forum Tax Return(s), Host
               ----------------
               Marriott shall prepare and timely file (or cause to be prepared and timely filed):

               (A) all Tax Returns and Information Returns of the Pre-Distribution Group, any Pre-Distribution Member and any Pre-Distribution Affiliate that are required to be filed on or before the Closing Date;

               (B) all Tax Returns and Information Returns of the Pre-Distribution Group, any Pre-Distribution Member and any Pre-Distribution Affiliate for all Pre-Closing Taxable Periods that are not required to be filed on or before the Closing Date;

               (C) all Tax Returns and Information Returns of the Pre-Distribution Group, any Pre-Distribution Member and any Pre-Distribution Affiliate for all Taxable Years that include any Pre-Closing Straddle Periods, provided that, in the
                                                      -------------
                    event the Closing Date (i) does not occur on or before January 1, 1999 and (ii) does occur on or before June 30, 1999, this Section 2(a)(i)(C) shall not include any such Tax Returns or Information Returns that relate solely to one or more Crestline Members or Crestline Affiliates each of which are not Host Marriott Members nor Affiliates of Host Marriott (such status as an Affiliate to be determined on the first day immediately following the Closing Date);

               (D) all state and local Tax Returns and state and local Information Returns of the Pre-Distribution Group, any Pre-Distribution Member and Any Pre-Distribution Affiliate for all Straddle Periods (for these purposes, the Pre-Distribution Group shall be deemed to exist for each such Straddle Period and, to the extent not prohibited by applicable law, such state and local Tax Returns and state and local Information Returns shall be filed by treating each such

                    Straddle Period as a single Taxable Year), provided that,
                                                               -------------
                    in the event the Closing Date (i) does not occur on or before January 1, 1999 and (ii) does occur on or before June 30, 1999, this Section 2(a)(i)(D) shall not include any such Tax returns or Information Returns that relate solely to one or more Crestline Members or Crestline Affiliates each of which are not Host Marriott Members nor Affiliates of Host Marriott (such status as an Affiliate to be determined on the first day immediately following the Closing Date);

               (E) all Tax Returns and Information Returns of Host Marriott, any Affiliate of Host Marriott, the Host Marriott Group, any Host Marriott Member, and any Affiliate of any Host Marriott Member for all Straddle Periods and all Post-Closing Taxable Periods; and

               (F) all Tax Returns and Information Returns not otherwise required to be filed by Host Marriott pursuant to paragraphs
                    (A), (B), (C), (D) or (E) of this Section 2(a)(i) or by Crestline pursuant to Section 2(a)(ii).

          (ii) By Crestline.  Crestline shall prepare and timely file (or cause
               ------------
               to be prepared and timely filed):

               (A) the federal Income Tax Return for Crestline and the Crestline Group for the Post-Closing Taxable Period beginning on the first day immediately following the Closing Date;

               (B) all other Tax Returns for Crestline, the Crestline Group, any Crestline Member, any Affiliate of Crestline or any Affiliate of any Crestline Member for any Post-Closing Taxable Period beginning on the first day immediately following the Closing Date;

               (C) all Tax Returns and Information Returns of Crestline, the Crestline Group, any Crestline Member, any Affiliate of Crestline or any Affiliate of any Crestline Member for all Post-Closing Taxable Periods (including without limitation the Post-Closing Taxable Periods described in Sections 2(a)(ii)(A) and (B), above); and

               (D) in the event the Closing Date (i) does not occur on or before January 1, 1999 and (ii) does occur on or before June 30, 1999, any Tax Returns or Information Returns that relate solely to Crestline, the Crestline Group and any Crestline Member or any Affiliate of Crestline for any Straddle Periods beginning on or after January 1, 1999, but only to the extent, in each case, that such Returns fall within the proviso exclusion to Section 2(a)(i)(C) or Section 2(A)(i)(D), above.

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

     (b)  Provision of Filing Information. With respect to any matter directly
          -------------------------------
          related to Crestline, the Crestline Group or any Crestline Member, or any matter directly related to any Affiliate controlled by Crestline or a Crestline Member, each party to this Agreement shall cooperate and assist the other party in connection with the preparation and filing of all Tax Returns and Information Returns that are required to be filed by a specified party pursuant to Section 2(a), including providing the party required to file such Tax Returns and Information Returns with (i) all necessary filing information in a manner consistent with past Tax Practices (whether or not a Tax Return or Information Return has previously been filed with respect to any of Crestline, the Crestline Group, any Crestline Member or any Affiliate of Crestline or any Crestline Member) and (ii) all other information reasonably requested in connection with the preparation of such Tax Returns and Information Returns by the party responsible for preparing and filing such Returns, in each case promptly after such request (which shall be within fourteen (14) days after such request).
          Without limiting the foregoing in any respect, the cooperation and assistance of Host Marriott shall include, for each of Crestline, any Crestline Member or any Affiliate of Crestline or a Crestline Member, with respect to (x) each Post-Closing Taxable Period described in Sections 2(a)(ii)(A) and (B) and (y) any Straddle Periods with respect to which Crestline is required to file any Tax Return pursuant to
          Section 2(a)(ii)(D), the following information (in each case set forth in adequate detail and provided by Host Marriott to Crestline not later than sixty (60) days prior to the date the applicable Tax Return with respect to the applicable Taxable Period is required to be filed): (i) the electronic details of all tax and financial fixed asset records and CIP records (to include detail ledger reconciliations at the general ledger account level) and completed Fixed Asset Records (as detailed below) for the applicable Taxable Period or Straddle Period, as the case may be, and (ii) each item of gross income and each deduction, expense, loss, credit or other tax attribute included in the applicable Tax Period or Straddle Period (which, if appropriate, may be presented on the basis of a pro rata percentage allocation between Pre-Closing Taxable Periods and Post-Closing Taxable Periods or Pre-Closing Straddle Periods and Post-Closing Straddle Periods, as the case may be). Without limiting the foregoing in any respect, the parties agree that the electronic details and Fixed Asset Records shall include, with respect to each asset owned by any of Crestline, the Crestline Group, any Crestline Member, or any Affiliate of Crestline or a Crestline Member, during any applicable Taxable Period or Straddle Period, (a) the original cost, (b) acquisition date, (c) depreciation reserves, and (d) depreciation lives and methods. In addition, without limiting the foregoing in any respect, the Fixed Asset Records shall define the assets by year of acquisition, by property class life, by operating property unit, and by legal entity. All records provided by or on behalf of Host Marriott pursuant to this Section 2(b) must be sufficiently maintained to support, and reconcile to, (i) the consolidated balance sheet of Crestline and the Affiliates of Crestline as of the Closing Date, (ii) each entity's financial accounting balance sheet as of the Closing Date and (iii) each entity's financial accounting balance sheet as of the end of any Taxable Period for which Host Marriott is required to file Tax Returns pursuant to Section 2(a)(i). Host

          Marriott and Crestline Agree that (a) within 60 days after the Closing Date, Host Marriott shall provide Crestline with all records, schedules, data, work product and other information then in the possession of Host Marriott (or any Affiliate) that represent work done as such date relating to the preparation of entity-level tax basis balance sheets for Crestline, any Crestline Member, the Crestline Group, and any Affiliate of Crestline or any Crestline Member as of the Closing Date, (b) from and after 60 days after the Closing Date, Host Marriott shall provide Crestline, promptly upon Crestline's request (which shall be within 14 days of such request), any information in the possession of Host Marriott or its Affiliates reasonably deemed necessary by Crestline (or Crestline's designee) to complete such tax basis balance sheets, and (c) Host Marriott shall assist, and cooperate with, Crestline (or Crestline's designee) during the preparation of such tax basis balance sheets. Notwithstanding anything in this Section 2(b) to the contrary, Host Marriott shall not have any responsibility to provide to Crestline, the Crestline Group, any Crestline Member, or any Crestline Affiliate any Forum Tax Information, which information Crestline shall seek directly from MII or Services to the extent provided for in the Forum Tax Matters Agreement, provided, however, that at Crestline's written request, Host Marriott agrees to use good faith efforts to jointly pursue such Forum Tax Information from MII and Services pursuant to the terms of the Forum Tax Matters Agreement.

     (c)  Taxable Year. Crestline and Host Marriott agree that, for all Tax
          ------------
          purposes, (i) for the Pre-Closing Taxable Period of Crestline and the Crestline Members that ends at the close of business on the Closing Date, for any Pre-Closing Taxable Periods of Forum and its subsidiaries commencing after the Forum Acquisition Date, and for any other Pre-Closing Taxable Periods of Crestline and the Crestline Members (other than Forum and its subsidiaries), Crestline and the Crestline Members (including, as applicable, Forum and its subsidiaries) shall be included in the consolidated federal Income Tax Return of the Pre-Distribution Group for the Taxable Year that includes such Pre-Closing Taxable Period, subject to the "next day" rule set forth in Treas. Reg. Sec. 1.1502-76(b)(1)(ii)(A) (and, to the extent permitted by law, in all corresponding consolidated, combined or unitary state or other Income Tax Returns of the Pre-Distribution Group) and (ii) Crestline, the Crestline Group and each Crestline Member shall begin a new Taxable Year for purposes of such federal and, to the extent permitted by law, state Income Taxes on the day immediately after the Closing Date. The parties further agree that, to the extent permitted by applicable law, all federal, state or other Tax Returns (including Income Tax Returns and Other Tax Returns) and all Information Returns shall be filed consistently with this position; provided, however, that with respect to any Affiliate of Crestline or any Affiliate of any Crestline Member that is a partnership or limited liability company, solely for purposes of determining the Taxable Period to which the partnership's or the limited liability company's items of income, deduction, expense, loss, credit or other tax attributes are to be allocated, Crestline, any Crestline Member or any Crestline Affiliate that owns an interest in such partnership or limited liability company shall be treated as selling or exchanging its entire interest in such partnership or limited liability company immediately before the Closing and acquiring such interest at the beginning of the day immediately following the Closing Date, under the principles set forth in Treas. Reg. Sec. 1.1502-76(b)(2)(v)(A).

     (d)  Straddle Period Taxes.
          ---------------------


          (i)    For purposes of this Agreement, pursuant to Sections 2(a)(ii)
                 (A) and 2(c), federal Income Taxes for Crestline, the Crestline Group, any Crestline Member will not be reported in any Straddle Period or allocated pursuant to this Section 2(d).

          (ii) For purposes of this Agreement, Taxes (other than federal Income Taxes) for any Straddle Period shall be allocated between the Pre-Closing Straddle Periods and Post-Closing Straddle Periods in the following manner: (A) state and local Income Taxes shall be allocated pro-rata between Pre-Closing Straddle Periods and Post-Closing Straddle Periods based on a fraction, the numerator of which shall be the number of days in the Pre-Closing Straddle Period or the Post-Closing Straddle Period, as the case may be, and the denominator of which shall be the total number of days in the Straddle Period (provided, however, that at the written request of either Host Marriott or Crestline, state and local Income Taxes shall be allocated on the basis of the actual taxable income for each such period, determined by closing the books of the Pre-Distribution Group and any Pre-Distribution Affiliate at the close of business on the Closing Date, provided further that an allocation on the basis of actual taxable income shall occur only if (a) such an allocation would result in a reduction of the requesting party's liability (including the liability of any Affiliates) for state and local Income Taxes of at least 10% from the allocation that would result under the pro rata allocation method described above, (b) the requesting party is responsible for preparing the allocation based on actual taxable income,
                 (c) such allocation shall be consented to by the other party (which consent shall not be unreasonably withheld), and (d) the requesting party shall pay all direct and indirect costs associated with such revised allocation); and (B) Other Taxes shall be allocated between Pre-Closing Straddle Periods and Post-Closing Straddle Periods on the basis of the actual transactions, events or activities that give rise to or create liability for such Other Taxes.

          (iii) Crestline shall pay to Host Marriott, within fourteen (14) days after receipt of an executed Straddle Period Tax Return that has been prepared and filed by or on behalf of Host Marriott pursuant to Section 2(a)(i), the excess of any amount allocated to Crestline or any Crestline Affiliate for the Post-Closing Straddle Period (based on the amount of Tax shown on such Tax Return, allocated as provided in Section 2(d)(ii)) over the amount of any estimated Taxes previously paid by or on behalf of any Pre-Distribution Member or Pre-Distribution Affiliate to the relevant Taxing Authority with respect to such Tax with respect to the applicable Taxable Period; Host Marriott shall pay to Crestline, within fourteen
                 (14) days after receipt of an executed Straddle Period Tax Return that has been prepared and filed by or on behalf of Crestline pursuant to Section 2(a)(ii), the excess of any amount allocated to Host Marriott or any Host Marriott Affiliate for the Pre-Closing Straddle Period (based on the amount of Tax shown on such Tax Return, allocated as provided in Section 2(d)(ii)) over the amount of any estimated Taxes previously paid by or on behalf of any Pre-Distribution Member or Pre-Distribution Affiliate to the relevant Taxing Authority with respect to such Tax with respect to the applicable Taxable Period.

     (e)  Payment of Taxes.  Host Marriott shall pay (i) all Taxes (other than
          ----------------
          Forum Taxes) shown to be due and payable on all Tax Returns filed by Host Marriott pursuant to Section 2(a)(i) hereof (except for any Taxes that are allocable to Crestline or a Crestline Affiliate for a Post-Closing Straddle Period under Sections 2(d)(ii) or (iii), which shall be paid by Crestline), (ii) all Taxes (other than Forum Taxes) that shall thereafter become due and payable with respect to all Tax Returns filed pursuant to Sections 2(a)(i) or the applicable Taxable Periods as a result of a Final Determination (except for any Taxes that are allocable to Crestline or a Crestline Affiliate for a Post-Closing Straddle Period under Sections 2(d)(ii) or (iii), which shall be paid by Crestline), and (iii) all Taxes allocable to a Pre-Closing Straddle Period under Sections 2(d)(ii) or (iii). Crestline shall pay
          (i) all Taxes attributable to all Tax Returns filed by Crestline pursuant to Section 2(a)(ii) hereof, including without limitation (a) federal Income Taxes of Crestline, the Crestline Group and any Crestline Member for the Post-Closing Taxable Period beginning on the first day immediately following the Closing Date and (b) all other Taxes of Crestline, the Crestline Group, any Crestline Member, any Affiliate of Crestline or any Affiliate of any Crestline Member for any Post-Closing Taxable Period beginning on the first day immediately following the Closing Date, and (ii) all Taxes that are allocable to Crestline or a Crestline Affiliate for a Post-Closing Straddle Period under Sections 2(d)(ii) or (iii) (but excluding any Taxes that are allocable to a Pre-Closing Straddle Period under Sections 2(d)(ii) or
          (iii), which shall be paid by Host Marriott).

     (f)  Amendments to Tax Returns.  No Tax Returns for any Pre-Closing Taxable
          -------------------------
          Periods or Straddle Periods filed by Host Marriott may be amended without the consent of Host Marriott and Crestline, which in each case shall not be unreasonably withheld; provided, however, that (i) no party shall be considered unreasonable in withholding such consent if such amendment would result in an increase in a Tax liability for which such party has responsibility under this Agreement (unless the other party agrees to pay such party an amount equal to the amount of such increase, in which case a failure to consent will be considered unreasonable), and (ii) Host Marriott shall not be required to seek the consent of Crestline if such amendment would not result in any adjustment to any Income Tax Attributes or Income Tax Credits, and such amendment would not result in any increase in the Tax liability, of each of Crestline, the Crestline Group, any

          Crestline Member and any Crestline Affiliate for each Post-Closing Straddle Period and Post-Closing Taxable Period.

     (g)  Refunds of Taxes.
          ----------------

          (i) Host Marriott shall be entitled to (a) any refund of Taxes and any Tax Benefits realized as a result of a Final Determination with respect to all Tax Returns filed by Host Marriott pursuant to Section 2(a)(i) (except that Crestline shall be entitled to any refund of, or Tax Benefit related to, any Taxes that are allocable to Crestline or a Crestline Affiliate for a Post-Closing Straddle Period under Sections 2(d)(ii) or (iii)) and
                 (b) any refund of, and any Tax Benefit related to, any Taxes that are allocable to a Pre-Closing Straddle Period under Sections 2(d)(ii) or (iii). Crestline shall be entitled to (a) any refund with respect to all Tax Returns filed by Crestline pursuant to Section 2(a)(ii) (except that Host Marriott shall be entitled to any refund of, or Tax Benefit related to, any Taxes that are allocable to any Pre-Closing Straddle Period under Sections 2(d)(ii) or (iii)) and (b) any refund of, or Tax Benefit related to, any Taxes that are allocable to Crestline or a Crestline Affiliate for a Post-Closing Straddle Period under Sections 2(d)(ii) or (iii). Any refunds attributable to a Straddle Period shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period on a basis consistent with the method used to allocate the Tax liability for such Straddle Period. Notwithstanding the above, if and to the extent any refund of Taxes or other Tax Benefit for any Pre-Closing Taxable Period is required to be paid to MII or Services pursuant to the Forum Tax Matters Agreement or otherwise, neither Host Marriott nor Crestline (nor any Affiliate of either) shall be entitled to such refund of Tax or Tax Benefit.

          (ii) If Host Marriott, any Host Marriott Affiliate, any Host Marriott Member or Affiliate of a Host Marriott Affiliate receives a Tax refund or Tax Benefit to which Crestline, any Affiliate of Crestline, the Crestline Group, any Crestline Member or any Affiliate of a Crestline Member is entitled pursuant to this Agreement, Host Marriott shall pay (in accordance with Section 4) the amount of such Tax refund or Tax Benefit to Crestline within fourteen (14) days of the receipt thereof.

          (iii) If Crestline or any Crestline Member or Affiliate of Crestline or a Crestline Member receives a Tax refund or Tax Benefit to which Host Marriott, any Host Marriott Member or any Affiliate of Host Marriott or any Host Marriott Member is entitled pursuant to this Agreement, Crestline shall pay (in accordance with Section 4) the amount of such Tax refund or Tax Benefit (including any interest received thereon) to Host Marriott within fourteen (14) days of the receipt thereof.


     (h)  Carrybacks.  Neither Crestline nor Host Marriott shall file any
          ----------
          carryback claim for federal Taxes or state, local or foreign Taxes in a Combined Jurisdiction for the

          Crestline Group or any Crestline Member or the Host Marriott Group or any Host Marriott Member into a Pre-Closing Taxable Period without the prior written consent of Host Marriott or Crestline, as applicable, which shall not be unreasonably withheld, provided that Host Marriott shall not be required to seek the consent of Crestline if such carryback claim, if granted, would not result in any adjustment to any Income Tax Attribute or Income Tax Credit or increase the liability for Taxes of any of Crestline, the Crestline Group, any Crestline Member or any Crestline Affiliate for any Post-Closing Straddle Period or any Post-Closing Taxable Period.



3.   INDEMNIFICATION.


     (a)  By Host Marriott
          ----------------


          (i)  Taxes.  Host Marriott shall indemnify and hold Crestline, the
               -----
               Crestline Group, Crestline Members and Affiliates of Crestline and Crestline Members harmless from and against any and all (A) Taxes attributable to all Tax Returns filed (or required to be filed) by Host Marriott pursuant to Section 2(a)(i) and the related Taxable Periods (other than Taxes that are allocable to Crestline or a Crestline Affiliate for a Post-Closing Straddle Period under Sections 2(d)(ii) or (iii)), (B) all Taxes attributable to or arising from the Distribution or the Related Transactions, and (C) any Taxes that are allocable to any Pre-Closing Straddle Period under Sections 2(d)(ii) or (iii).

          (ii) Member Liability.  Host Marriott shall indemnify and hold
               ----------------
               Crestline, the Crestline Group, the Crestline Members and Affiliates of Crestline and Crestline Members harmless against each and every liability for (a) Income Taxes of the Pre-Distribution Group and any other Affiliated Group in which Crestline or any Crestline Affiliate have been members at any time under Treasury Regulation Section 1.1502-6 or any similar law, rule or regulation administered by any Taxing Authority and
               (b) Other Taxes of the Pre-Distribution Group, Pre-Distribution Members and Pre-Distribution Affiliates, provided that Host Marriott shall not have any liability to Crestline, the Crestline Group, the Crestline Members or any Affiliates of Crestline for any Forum Taxes.

     (b)  By Crestline.  Crestline shall indemnify and hold Host Marriott, Host
          ------------
          Marriott Members and any Affiliates of Host Marriott or Host Marriott Members harmless against (A) any and all Taxes attributable to all Tax Returns filed (or required to be filed) by Crestline pursuant to
          Section 2(a)(ii) (other than any Taxes that are allocable to Pre-Closing Straddle Periods pursuant to Sections 2(d)(ii) or (iii)) and
          (B) any Taxes that are allocable to Crestline or a Crestline Affiliate for any Post-Closing Straddle Period under Sections 2(d)(ii) or (iii).

     (c)  Certain Reimbursements.  Crestline (or Host Marriott, as the case may
          ----------------------
          be) shall notify Host Marriott (or Crestline) of any Taxes paid by Crestline, the Crestline Group, any Crestline Member or any Affiliate of Crestline or a Crestline Member (or Host Marriott, the Host Marriott Group, any Host Marriott Member or any Affiliate of Host Marriott or a Host Marriott Group Member) which are subject to indemnification under this Section 3. To the extent not otherwise provided in this Section 3, any notification contemplated by this
          Section 3(c) shall include a detailed calculation (including, if applicable, separate allocations of such Taxes between Pre-Closing Taxable Periods and Post-Closing Taxable Periods and Pre-Closing Straddle Periods and Post-Closing Straddle Periods and supporting work papers) and a brief explanation of the basis for indemnification hereunder. Whenever a notification described in this Section 3(c) is given, the notified party shall pay the amount requested in such notice to the notifying party in accordance with Section 4, but only to the extent that the notified party agrees with such request. To the extent the notified party disagrees with such request, it shall, within thirty (30) days, so notify the notifying party, whereupon the parties shall use their best efforts to resolve any such disagreement. Any payment made after such thirty-day period shall include interest at the Overdue Rate from the date such payment would have been made under Section 4 based upon the original notice given by the notifying party.

     (d)  Other Indemnifications.  The terms of this Agreement, including
          ----------------------
          without limitation the indemnification provisions set forth herein, shall govern the matters described herein notwithstanding the scope, limitations or other elements of any other indemnification provisions between or among any of Host Marriott, any Host Marriott Member, any Host Marriott Affiliate, Crestline, any Crestline Member or Crestline Affiliate as set forth in any other intercompany agreements entered into in connection with the Distribution or the Related Transactions or otherwise. This Agreement shall not restrict the scope, limitations or other elements of indemnifications provisions in such other agreements that relate to matters other than those described herein.

     (e)  Forum Tax Matters Agreement.  Host Marriott and Crestline (i)
          ---------------------------
          acknowledge that Crestline, as successor to HMC Senior Communities, Inc., a Delaware corporation, and Host Marriott are each a party to, and beneficiary of, the Forum Tax Matters Agreement, (ii) agree that, with respect to any Post-Closing Taxable Period under this Agreement, Crestline shall assume all rights and obligations under, and be entitled to all payments made by MI or Services with respect to, the Forum Tax Matters Agreement, and (iii) agree that with respect to Pre-Closing Taxable Periods ending before, on, or including the Forum Acquisition Date, Host Marriott assigns to Crestline the right to any and all payments for or with respect to any Forum Taxes or any matter related to or arising out of the filing (or failure to file) any Forum Tax Return, and (iv) agree that notwithstanding any other provision of this Agreement, Host Marriott shall not in any event have any liability to Crestline, the Crestline Group, any Crestline Member or any Crestline Affiliate for any Forum Taxes or for any matters related to or arising out of the filing (or failure to file) Forum Tax Returns or the provision (or accuracy of) any

          Forum Tax Information, and that the sole recourse of Crestline, the Crestline Group, the Crestline Members or any Crestline Affiliate with respect to such matters shall be against MII and/or Services as and to the extent provided in the Forum Tax Matters Agreement. Host Marriott and Crestline agree to cooperate in good faith in asserting their respective rights against MII and/or Services under the Forum Tax Matters Agreement for the respective periods for which they are the beneficiaries of such agreement.


4.   METHOD, TIMING AND CHARACTER OF PAYMENTS REQUIRED BY THIS AGREEMENT.

     (a)  Payment in Immediately Available Funds; Interest.  All payments made
          ------------------------------------------------
          pursuant to this Agreement shall be made in immediately available funds. Except as otherwise provided herein, any payment not made within fourteen (14) days of when due shall thereafter bear interest at the Overdue Rate from the date such payment was due.

     (b)  Characterization of Payments.  Any payment (other than interest
          ----------------------------
          thereon) made hereunder by Host Marriott to Crestline or by Crestline to Host Marriott shall be treated by all parties for Tax purposes to the extent permitted by law, and for accounting purposes to the extent permitted by generally accepted accounting principles, as non-taxable dividend distributions or capital contributions made prior to the close of business on the Closing Date.


5.   TAX RETURNS; COOPERATION; DOCUMENT RETENTION; CONFIDENTIALITY.

     (a)  Provision of Cooperation, Documents and Other Information.  Upon the
          ---------------------------------------------------------
          reasonable request of any party to this Agreement, Host Marriott and Crestline agree that, with respect to any matter directly related to Crestline, the Crestline Group or any Crestline Member, or any matter directly related to any Affiliate controlled by Crestline or a Crestline Member, they shall provide (and shall cause their Affiliates to provide) the requesting party, promptly upon request, with such cooperation and assistance, access to documents, and other information, without charge, as may reasonably be requested by such party in connection with (i) the preparation and filing of any original or amended Tax Return, (ii) the conduct of any audit or other examination or any judicial or administrative proceeding involving Taxes or Tax Returns, or (iii) the verification by a party of an amount payable hereunder to, or receivable hereunder from, another party. Such cooperation and assistance shall include, without limitation: (i) the prompt provision (which shall be within fourteen
          (14) days after a request) of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return; (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any audit, proceeding, suit or action of the type generally referred to in the preceding sentence, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations, with respect to Tax Returns which Host Marriott may be obligated to file on behalf of Crestline Members pursuant to Section 2(a); (iii) the prompt and timely filing of appropriate claims for refund; and (iv) the use of reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each party shall make reasonable efforts to make available its employees and facilities available on a mutually convenient basis to facilitate such cooperation. Notwithstanding anything in this Section 5(a) to the contrary, Host Marriott shall not have any responsibility to provide Crestline, the Crestline Group, any Crestline Member or any Crestline Affiliate any Forum Tax Information, which information Crestline and Host Marriott shall jointly seek directly from MII and/or Services to the extent provided for in the Forum Tax Matters Agreement.

     (b)  Retention of Books and Records.  Host Marriott, each Host Marriott
          ------------------------------
          Member, each Affiliate of a Host Marriott Member, Crestline, each Crestline Member and each Affiliate of a Crestline Member shall retain or cause to be retained all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement. The parties hereto shall notify each other in writing of any waivers, extensions or expirations of applicable statutes of limitations. The parties shall provide written notice of any intended destruction of the documents referred to in this subsection at least fourteen (14) days prior to the date of intended destruction. A party giving such a notification shall not dispose of any of the foregoing materials without first offering to transfer possession thereof to all notified parties. The parties agree that (i) Crestline shall be deemed to own all Tax Returns and Information Returns relating to Crestline, the Crestline Group, any Crestline Member, and any Affiliate of Crestline or a Crestline Member, and all books, records, schedules, workpapers, and other documents relating thereto, and (ii) Host Marriott shall own all other Tax Returns and Information Returns, and the other related books, records, schedules, workpapers, and other documents relating thereto.

     (c)  Status and Other Information Regarding Audits and Litigation.  Each
          ------------------------------------------------------------
          party shall use reasonable best efforts to keep the other party advised, as to the status of Tax audits and litigation involving any issue relating to any Taxes, Tax Returns or Tax Benefits subject to indemnification under this Agreement. To the extent relating to any such issue, each party shall promptly furnish the other party copies of any inquiries or requests for information from any Taxing Authority or any other administrative, judicial or other governmental authority, as well as copies of any revenue agent's report or similar report, notice of proposed adjustment or notice of deficiency.

     (d)  Confidentiality of Documents and Information.  Except as required by
          --------------------------------------------
          law or with the prior written consent of the other party, all Tax Returns, documents, schedules, work papers and similar items and all information contained therein, which Tax Returns and other materials are within the scope of this Agreement, shall be kept confidential by the parties hereto and their Representatives, shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.

6.   CONTESTS AND AUDITS.

     (a)  Notification of Audits or Disputes.  Upon the receipt by a party of
          ----------------------------------
          notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes that are subject to indemnification hereunder, such party shall notify the other party in writing within fourteen (14) days of the receipt of such notice. The failure of any party to make such notification to another party shall not affect in any respect the first party's right to indemnification hereunder unless, and only to the extent that, such other party can demonstrate that it was materially prejudiced by such failure.

     (b)  Control and Settlement.  Except as otherwise provided in this
          ----------------------
          paragraph, Host Marriott shall have the right and obligation, at its own expense, to control, and to represent the interests of all affected taxpayers in, any Tax audit or administrative, judicial or other proceeding relating, in whole or in part, to any Pre-Closing Taxable Period or any other Taxable Period for which Host Marriott is responsible, in whole or in part, for Taxes pursuant to Section 2(e), and to employ counsel of its choice, at Host Marriott's expense; provided, however, that, (a) with respect to such issues that may impact Crestline, the Crestline Group, any Crestline Member or any Affiliate of Crestline or a Crestline Member for any Taxable Period, Host Marriott (i) shall in good faith consult with Crestline and Crestline's counsel of choice as to the handling and disposition of such issues and (ii) shall not enter into any settlement that impacts Crestline, the Crestline Group, any Crestline Member, or any Affiliate of Crestline or a Crestline Member without the prior written consent of Crestline, which shall not be unreasonably withheld, and (b) Host Marriott shall not enter into any settlement for any Taxable Period that impacts or changes the accounting methods adopted or used with respect to (including without limitation the useful lives of) any property of Crestline, the Crestline Group, any Crestline Member or any Affiliate of Crestline placed in service in 1997 or 1998, unless Host Marriott shall have obtained the prior written consent of Crestline, which shall not be unreasonably be withheld. Crestline's Senior Vice President Taxes shall deliver to Host Marriott's Tax Director a written response to any written notification by Host Marriott of a proposed settlement within fourteen (14) days of the receipt by the Crestline Senior Vice President Taxes of such notification. If the Crestline Senior Vice President Taxes fails to so respond within such fourteen (14) day period, Crestline shall be deemed to have consented to the proposed settlement. Host Marriott shall have no obligation with respect to any proceeding involving any Forum Taxes or Forum Tax Returns except (and only to the extent) Host Marriott, in its sole and absolute discretion, elects to take control of any such proceeding, provided, however, that if Host Marriott does not elect to take control of any such proceeding, Crestline shall be entitled to elect to control any such proceeding under the Forum Tax Matters Agreement.

     (c)  Delivery of Powers of Attorney and Other Documents.  Crestline shall
          --------------------------------------------------
          execute and deliver to Host Marriott, promptly upon request, powers of attorney authorizing Host Marriott to extend statutes of limitations, receive refunds, negotiate settlements and take such other actions that are reasonably appropriate in the exercise of Host Marriott's control rights pursuant to Section 6(b), and any other documents reasonably necessary to effect the exercising of such control rights, consistent with Crestline's rights of consultation and consent as set forth in Section 6(b).


7.   OTHER AGREEMENTS.  To the extent any provision in this Agreement conflicts
     ----------------
     with any other provision in any other agreement to which Crestline and Host Marriott are parties, the parties agree that, except as contemplated in the provisions of this Agreement addressing the Forum Tax Matters Agreement, the provisions of this Agreement shall govern.

8.   MISCELLANEOUS.


     (a)  Effectiveness.  This Agreement shall have no force or effect if the
          -------------
          Distribution does not occur. If the Distribution occurs, this Agreement shall be effective from and after the Closing on the Closing Date and shall survive until the expiration of any applicable statute of limitations (including any waivers and extensions thereof).

     (b)  Entire Agreement. This Agreement contains the entire agreement among
          ----------------
          the parties hereto with respect to the subject matter hereof. This Agreement terminates and supercedes any and all other sharing or allocation agreements with respect to Taxes in effect at the time of the Distribution that relate solely to the Pre-Distribution Group and the Crestline Members, but shall not affect any such agreement to the extent applicable only among Host Marriott Members.

     (c)  Guarantees of Performance.  Host Marriott hereby guarantees the
          -------------------------
          complete and prompt performance by the Host Marriott Group, each Host Marriott Member, the Pre-Distribution Group, and all Affiliates of Host Marriott or any Host Marriott Member, of all of their obligations and undertakings pursuant to this Agreement. Crestline hereby guarantees the complete and prompt performance by the Crestline Group, any Crestline Member, and any Affiliate of Crestline or any Crestline Member, of all of their obligations and undertakings pursuant to this Agreement. If, subsequent to the close of business on the Closing Date, either Host Marriott or Crestline shall be acquired by another entity such that 50% or more of its common stock is in common control, such acquirer shall, by making such acquisition, simultaneously agree to jointly and severally guarantee the complete and prompt performance by the acquired corporation and any Affiliate of the acquired corporation of all of their obligations and undertakings pursuant to this Agreement. The Operating Partnership and Host Marriott agree that, without limiting in any respect Host Marriott's obligations or liabilities under, or undertakings pursuant to, this Agreement, including without limitation Host Marriott's obligations to pay Taxes to any Tax Authority or to any party to this

          Agreement, the Operating Partnership (i) hereby assumes all of Host Marriott's obligations, liabilities and undertakings set forth in this Agreement and agrees to pay any amounts that Host Marriott is obligated to pay to any Tax Authority or to any party pursuant to this Agreement, (ii) hereby guarantees the complete and prompt performance by Host Marriott, the Host Marriott Group, each Host Marriott Member, the Pre-Distribution Group, each Pre-Distribution Member, and all Affiliates of Host Marriott or any Host Marriott Member, of all of their obligations, liabilities and undertakings made under or pursuant to this Agreement, and (iii) hereby indemnifies and holds harmless Host Marriott and any Affiliate of Marriott from and against any obligation hereunder including without limitation any obligation to pay Taxes to any Tax Authority or any party pursuant to this Agreement.

     (d)  Severability.  In case any one or more of the provisions contained in
          ------------
          this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any of such which may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     (e)  Indulgences, etc.  Neither the failure nor any delay on the part of
          -----------------
          any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

     (f)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
          accordance with the internal laws of the State of Maryland without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     (g)  Notices.  All notices, requests, demands and other communications
          -------
          required or permitted under this Agreement that are routine in nature shall be made in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the designated representative of the tax department of each party and confirmed by a way thereof directed to the general counsel of each party.

     (h)  Modification or Amendment.  This Agreement may be amended at any time
          -------------------------
          by written agreement executed and delivered by duly authorized officers of Crestline and Host Marriott.

     (i)  Successors and Assigns.  A party's rights and obligations under this
          ----------------------
          Agreement may not be assigned without the prior written consent of the other party. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, and shall survive any acquisition, disposition or other corporate restructuring or transaction involving either party.

     (j)  No Third-Party Beneficiaries.  This Agreement is solely for the
          ----------------------------
          benefit of the parties to this Agreement and their respective Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

     (k)  Other.  This Agreement may be executed in any number of counterparts,
          -----
          each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The section numbers and captions herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     (l)  Predecessors and Successors.  To the extent necessary to give effect
          ---------------------------
          to the purposes of this Agreement, any reference to any corporation, partnership, limited liability company, Affiliated Group, member of an Affiliated Group or other entity shall also include any predecessors or successors thereto, by operation of law or otherwise.

     (m)  Tax Elections.  Except as provided in Section 6(b) or this paragraph,
          -------------
          (i) nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the Pre-Distribution Group (including the election with respect to the calculation of earnings and profits under Code Section 1552 and the regulations thereunder), and (ii) Host Marriott shall continue to have discretion, reasonably exercised, to make any and all elections with respect to all members of the Pre-Distribution Group for all Pre-Closing Taxable Periods or other Tax Periods for which it is obligated to file Tax Returns or Information Returns under Section 2(a)(i). Notwithstanding anything to the contrary in this Agreement, (i) Host Marriott agrees that it shall consult with Crestline regarding, and shall obtain Crestline's written consent (which shall not be unreasonably withheld) with respect to, all accounting methods adopted or used (including without limitation with respect to useful lives) in connection with any property of Crestline, the Crestline Group, any Crestline Member, or any Crestline Affiliate that is placed in service in 1998, (ii) Host Marriott agrees to provide to Crestline's Senior Vice President - Taxes, not later than January 30, 1999 (or, if later, 30 days following the Closing Date), a report detailing all property placed in service in 1998 (based on the information reasonably available to Host Marriott at the time such report is

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

          prepared), and the accounting methods proposed to be adopted or used with respect to such property, and to provide an update of such report not later than the last business day of every month thereafter, and to provide a final report, not later than July 31, 1999 (the "Final Report"), detailing all property of Crestline, the Crestline Group, any Crestline member or any Crestline Affiliate that is placed in service in 1998 and the accounting methods proposed to be adopted or used with respect to such property. If Crestline does not respond in writing to the Final Report within twenty-one (21) days of receipt of the Final Report by Crestline's Senior Vice-President Taxes, Crestline shall be deemed to have consented to the proposed accounting methods contained in the Final Report.

     (n)  Injunctions.  The parties acknowledge that irreparable damage would
          -----------
          occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches hereto and to enforce specifically the terms and provisions hereof in any court having jurisdiction; such remedy shall be in addition to any other remedy available at law or in equity.

     (o)  Further Assurances.  Subject to the provisions hereof, the parties
          ------------------
          hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each party shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other party with all such information as it may reasonably request in order to be able to comply with the provisions of this sentence.

     (p)  Setoff.  All payments to be made by any party under this Agreement
          ------
          shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

     (q)  Costs and Expenses.  Unless otherwise specifically provided herein,
          ------------------
          each party agrees to pay its own costs and expenses resulting from the fulfillment of its respective obligations hereunder.

     (r)  Rules of Construction.  Any ambiguities shall be resolved without
          ---------------------
          regard to which party drafted the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year above written.



                         HOST MARRIOTT CORPORATION AND
                         SUBSIDIARIES AND AFFILIATES



                         By:  ________________________________
                         Name:  ________________________________
                         Title:  ________________________________



                         CRESTLINE CAPITAL CORPORATION
                         AND SUBSIDIARIES AND AFFILIATES



                         By:  ________________________________
                         Name:  ________________________________
                         Title:  ________________________________



                         HOST MARRIOTT, L.P.

                         By:  Host Marriott Corporation, its General Partner



                         By:____________________________________
                         Name: _________________________________
                         Title: __________________________________

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